EXHIBIT 99.1
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LaSalle Hotel Properties
3 Bethesda Metro Center, Suite 1200
Bethesda, MD 20814
Ph.  (301) 941-1500
Fax (301) 941-1553
www.lasallehotels.com



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        LASALLE HOTEL PROPERTIES ANNOUNCES CONTRACT TO ACQUIRE
             THE HOUSE OF BLUES HOTEL IN CHICAGO, ILLINOIS
 367-Room Hotel and Marina City retail and parking for $114.5 Million


BETHESDA, MD, FEBRUARY 22, 2006 -- LaSalle Hotel Properties (NYSE: LHO) today announced it has signed an agreement to acquire the House of Blues Hotel in Chicago, Illinois and adjacent Marina City retail and parking facilities for $114.5 million.

The AAA Four Diamond, full-service hotel is located at 329 N. Dearborn, along the Chicago River, in the River North area, and is part of the Marina City mixed-use development. The 367-room hotel includes 34 suites and 333 guestrooms uniquely decorated with a mix of Gothic, Moroccan and East Indian influences using rich vibrant colors, patterns and finishes. Hotel guests can enjoy VIP access to the adjacent House of Blues music hall and restaurant.

The acquisition includes over 115,000 square feet of retail and restaurant space at Marina City and 896 parking spaces encompassing the first 17 floors of the two adjacent Marina City residential towers. Major retail tenants include Smith & Wollensky Steakhouse, Crunch Gym, BIN 36
Restaurant, 10Pin Bowling Lounge and Bank One.

The transaction is expected to close in the first quarter; however, it is subject to customary closing conditions and requirements. The Company makes no assurances that the property acquisition will close.

LaSalle Hotel Properties is a leading multi-tenant, multi-operator real estate investment trust, owning interests in 27 upscale and luxury full-service hotels, totaling approximately 8,500 guest rooms in 15 markets in 11 states and the District of Columbia. The Company focuses on investing in upscale and luxury full-service hotels located in urban, resort and convention markets. LaSalle Hotel Properties seeks to grow through strategic relationships with premier hotel operating companies, including Westin Hotels and Resorts, Sheraton Hotels & Resorts Worldwide, Inc., Crestline Hotels and Resorts, Inc., Outrigger Lodging Services, Noble House Hotels & Resorts, Hyatt Hotels Corporation, Hilton Hotels Corporation, Benchmark Hospitality, White Lodging Services Corporation, Sandcastle Resorts & Hotels, Davidson Hotel Company, and the Kimpton Hotel & Restaurant Group, LLC.

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered







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by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project" or similar expressions. Forward-looking statements in this press release include, among others, statements about
completing the acquisition during the first quarter.   You should not rely
on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company's control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, (i) the Company's dependence on third-party managers of its hotels, including its inability to implement strategic business decisions directly,
(ii) risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating costs, actual or threatened terrorist attacks, downturns in general and local economic conditions and cancellation of or delays in the completion of anticipated demand generators, (iii) the availability and terms of financing and capital and the general volatility of securities markets, (iv) risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act and similar laws, (v) interest rate increases, (vi) the possible failure of the Company to qualify as a REIT and the risk of changes in laws affecting REITs, (vii) the possibility of uninsured losses, and (viii) the risk factors discussed in the Company's Annual Report on Form 10-K. Accordingly, there is no assurance that the Company's expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.


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ADDITIONAL CONTACTS:
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     Hans Weger, Chief Financial Officer, LaSalle Hotel Properties -
301/941-1500

     For additional information or to receive press releases via e-mail, please visit our website at www.lasallehotels.com






















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